Exhibit 99.1

PAR PETROLEUM REPORTS 2013 FOURTH QUARTER AND FULL YEAR RESULTS AND PROVIDES UPDATES ON RESERVES

•	Fourth Quarter Net loss of $42 million

•	Fourth Quarter Adjusted EBITDA of ($22) million

•	Full Year Net Loss of $71 million

•	Full Year Adjusted EBITDA of ($16) million

•	237 billion cubic feet equivalent (Bcfe) of estimated SEC proved reserves

•	$92.9 million of standardized measure of discounted future net cash flows and estimated future net cash flows from estimated SEC proved reserves discounted at 10% before income taxes (PV-10) using a first day of the month average 12-month natural gas price of $3.53 per MMBtu in 2013

•	Alternative scenario of estimated proved plus probable reserves shows 1,173 Bcfe of estimated reserves and $255.5 million of standardized measure of discounted future net cash flows and PV-10 using a NYMEX price deck at December 31, 2013

HOUSTON, TEXAS (Monday, March 31, 2014) Par Petroleum Corporation (OTCQB: PARR) today reported a fourth quarter 2013 net loss of $42 million, and a full year 2013 net loss of $71 million. The company also reported Adjusted EBITDA of ($22) million for the fourth quarter of 2013 and ($16) million for the full year. See the reconciliation of GAAP and non-GAAP financial measures included as Attachment 1.

Results of Operations

“The fourth quarter was a time of transition for the company as we continued integrating the operations of the recently acquired Hawaii Independent Energy”, said Will Monteleone, Chief Executive Officer of Par Petroleum Corporation. “We are in the early phases of improving the profitability of the plant and building a foundation for capturing margins during the seasonally stronger quarters of the year.”

We reported a consolidated net loss of $42.2 million and negative Adjusted EBITDA of $22.2 million for the fourth quarter. There were several expenses incurred during the fourth quarter that were either non-cash in nature or associated with the acquisition and integration of Hawaii Independent Energy.

For the full year 2013, we reported consolidated net loss of $70.6 million and negative Adjusted EBITDA of $16.1 million. The significant adjustments in Adjusted EBITDA for the full year relate to the following expenses:

•	$9.8 million of acquisition and integration costs;

•	$19.5 million in interest and financing charges, most of which is non-cash;

•	$10.1 million in losses related to a change in the fair value of our common stock warrants; and

•	$6.2 million in expenses associated with settling bankruptcy related matters.

See the reconciliation of GAAP and non-GAAP financial measures included as Attachment 1.

Refining, Distribution & Marketing

During the fourth quarter Par recorded segment revenue of $750 million, negative gross margin, including operating expenses, of $16.4 million and segment operating loss of $20.2 million, which includes depreciation, depletion and amortization (DD&A) expense of $2.2 million. Since taking ownership on September 25, 2013, the refinery has operated at an average throughput of 64,000 barrels per day or 68% utilization. Manufacturing costs before DD&A expense (see table below) from acquisition to December 31, 2013, averaged $3.46/bbl of throughput. Gross refining margin/barrel totaled $0.59/bbl during the same period.

2013
Throughput (thousand bbls per day)
Heavy Crude (a)	7
Light Crude	57

Total Throughput	64

Yield (thousand bbls per day)
Gasoline and gasoline blendstocks	17
Jet fuel	20
Diesel fuel	11
Heavy fuel oils, residual products, internally produced fuel and other	17

Total Yield	65

Gross margin (in millions)	$3.6
Gross refining margin ($/throughput bbl) (b)	$0.59
Production costs before DD&A expense ($/throughput bbl) (c)	$3.46

(a)	We define heavy crude oil as crude oil with an American Petroleum Institute gravity of 24 degrees or less.
(b)	Management uses gross refining margin per barrel to evaluate performance and compare profitability to other companies in the industry. There are a variety of ways to calculate gross refining margin per barrel; different companies within the industry may calculate it in different ways. We calculate gross refining margin per barrel by dividing gross refining margin (revenues less feedstocks, purchased refined products, refinery fuel burn, and transportation and distribution costs) by total refining throughput.
(c)	Management uses production costs before DD&A expense per barrel to evaluate performance and compare efficiency to other companies in the industry. There are a variety of ways to calculate production cost before DD&A expense per barrel; different companies within the industry calculate it in different ways. We calculate production costs before DD&A expense per barrel by dividing all direct production costs by total refining throughput.

Introduction of Benchmark Crack Spread Indices

We are introducing two benchmark crack spreads to provide an indication of trends in the market. The Hawaii market reflects components of both Singapore and West Coast refineries. We are reflecting the Singapore market with a Brent 4:1:2:1 index (one part gasoline, two parts distillate and one part fuel oil referencing Singapore market product prices) and the West Coast market with a Brent 4:1:2:1 index referencing San Francisco market product prices. When comparing average crack spreads for the fourth quarter 2013 compared to the fourth quarter 2012, Singapore and the West Coast declined $1.07 and $4.17, respectively.

	Singapore 4:1:2:1	San Fran 4:1:2:1	Brent
Q4 12	$6.77	$10.68	$110.08
Q1 13	$7.85	$11.31	$112.65
Q2 13	$8.11	$15.17	$103.35
Q3 13	$5.27	$11.05	$109.71
Q4 13	$5.70	$6.51	$109.35
Q1 14 YTD	$6.60	$9.44	$108.27

Note (1) Chart reflects a 4(Crude):1(Gasoline):2(Distillates):1(Fuel Oil) crack spread. Both crack spreads are taken against ICE Brent. All numbers reflected on USD / Barrel.

Note (2) Source: OPIS, Platts, Internal Par Analysis

Note (3) Q1 2014 is through March 25, 2014

Commodity Marketing and Logistics

During the fourth quarter, Texadian generated segment revenue of $5.1 million vs. $4.6 million for the third quarter, an increase of approximately $0.5 million. During the fourth quarter, segment operating income was $0.4 million which included approximately $378 thousand of DD&A expense vs. $1.9 million of operating income for the third quarter which included $599 thousand of DD&A expense.

Natural Gas and Oil

Par’s investment in Piceance Energy LLC is accounted for using the equity method of accounting. During the fourth quarter, Piceance generated revenue of $17.0 million vs. $14.6 million for the third quarter, an increase of approximately $2.4 million. During the quarter Piceance generated an operating loss of $2.9 million which included approximately $9.2 million of DD&A expense vs. an operating loss of $2.1 million for the third quarter which included $6.9 million of DD&A expense. The sequential change in operating loss was largely driven by higher DD&A expense offset by higher natural gas and natural gas liquids pricing.

For the full year, Piceance generated $61.1 million of revenue and an operating loss of $6.8 million. Full year DD&A expense totaled $26.7 million. During 2013 total production averaged 40.8 MMCFE/day vs. 42.0 MMCFE/day for the four months ended December 31, 2012.

Reserves

•	237 billion cubic feet equivalent (Bcfe) of estimated SEC proved reserves

•	$92.9 million of standardized measure of discounted future net cash flows and estimated future net cash flows from estimated proved resources discounted at 10% before income taxes (PV-10) using a first day of the month average 12-month natural gas price of $3.53 per MMBtu in 2013

•	Alternative scenario of estimated proved plus probable reserves shows 1,173 Bcfe of estimated reserves and $255.5 million of standardized measure of discounted future net cash flows and PV-10 using a NYMEX price deck at December 31, 2013

The reserve estimate of 237.0 Bcfe, which reflects the company’s share of the estimated proved reserves of Piceance, consists of 187.3 billion cubic feet (Bcf) of natural gas, 7.4 million barrels (MMBbls) of natural gas liquids (NGLs) and 0.8 MMBbls of oil. Par’s primary natural gas and oil asset is a 33.34% non-operated equity interest in Piceance.

The pre-tax present value of estimated proved reserves at December 31, 2013, discounted at 10%, and based on average beginning of the month prices during 2013 (the “SEC Case”), was approximately $92.9 million. An alternate price scenario (the “Alternate Case”), which is described in more detail below, applies the NYMEX forward strip price as of December 31, 2013 and results in estimated proved plus probable reserves of 1,173 Bcfe with a PV-10 value of approximately $255.5 million. See disclosures at the end of this release for a reconciliation of PV-10 to the standardized measure of discounted future net cash flows.

The SEC and Alternate Cases reflect Proved Undeveloped Reserves developable running a four-rig program over the next five years. After five years, no additional reserves are booked consistent with SEC requirements (the “5-year rule”). Piceance reclassified several locations to the probable category during 2013 in order to comply with the 5-year rule. The estimated EURs (“Estimated Ultimate Recoveries”) for many of the Piceance wells are based on dated completion results and do not reflect improvements associated with recent completion designs implemented by Piceance over the last year.

The following tables present the estimated proved reserves and PV-10 that Par directly owns and indirectly owns through Piceance as of December 31, 2013 and 2012:

(in millions)	2013 SEC Case	2013 Alternate Case	2012 SEC Case	2012 Alternate Case
PDP PV-10	$47.3	$53.7	$47.1	$78.1
PDNP PV-10	$10.4	$11.8	$13.0	$24.2
PUD PV-10	$35.2	$49.1	$19.9	$189.3

Total Proved PV-10	$92.9	$114.6	$80.0	$291.6
Total Probable PV-10		$140.9

Total Proved + Probable		$255.5

	2013 SEC Case	2013 Alternate Case	2012 SEC Case	2012 Alternate Case
Proved:
Natural Gas (Bcf)	187.3	193.1	123.1	319.7
NGL (MMbbl)	7.4	7.6	6.3	16.6
Oil (MMbbl)	0.8	0.7	1.1	2.3

Total Bcfe (1)	236.6	243.3	167.9	433.4
Probable:
Natural Gas (Bcf)	N/A	743.6	N/A	N/A
NGL (MMbbl)	N/A	29.3	N/A	N/A
Oil (MMbbl)	N/A	1.7	N/A	N/A

Total (Bcfe) (1)		929.6

(1)	MMbbl is converted to Bcfe using a ratio of 6:1.

The table below illustrates the realized prices applied to the proved reserves for both the 2012 reports as well as the 2013 reports.

	2013 Year End Report		2012 Year End Report
Case	SEC	Alternate	SEC	Alternate
Crude Oil ($/Bbl)	$89.70	$73.59	$85.87	$79.07
Natural Gas Liquids ($/Bbl)	$32.05	$26.47	$34.66	$33.95
Natural Gas ($/Mcf)	$3.74	$4.24	$2.30	$4.10

The proved plus probable reserves total does not take into account additional Piceance reserves from the Mancos/Niobrara Shale formation despite several successful wells drilled into the formation and significant positive results from offset operators in the basin.

Par Petroleum Corporation

Par Petroleum Corporation is a Houston-based company that manages and maintains interests in a variety of energy-related assets. Par is a growth company that looks for acquisitions with strong fundamentals and employees who can move the business forward.

Par, through its subsidiaries, owns and operates a 94,000 bpd refinery located in Hawaii on the island of Oahu. This refinery, together with substantial storage capacity, a 27-mile pipeline system, terminals, and retail outlets, provides a substantial portion of the energy demands of Hawaii.

Par’s largest oil and gas asset is its investment in Piceance Energy, LLC, which owns and operates natural gas reserves located in the Piceance Basin of Colorado.

Par also markets, transports and distributes crude petroleum-based energy products. With significant logistics capability on key pipeline systems, a rail car fleet, and a fleet of chartered barge tows, Par believes it has a competitive advantage in moving crude oil efficiently from land locked locations in the Western U.S. and Canada to the refining hubs in the Midwest, the Gulf Coast, and the East Coast.

Investor Relations Contact:

Stonegate Securities, Inc.

Preston Graham

preston@stonegateinc.com

214-987-4121

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statement other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are risks associated with the integration of HIE; the volatility of crude oil and refined product prices; uncertainties inherent in estimating oil, natural gas and NGL reserves; environmental risks; and risks of political or regulatory changes. Although the company believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. The company cannot assure that the assumptions upon which these statements are based will prove to have been correct. Important risk factors that may affect the company’s business, results of operations and financial position are discussed in its most recently filed Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other SEC filings.

Additionally, the SEC requires oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, under existing economic conditions, operating methods, and governmental regulations. The SEC permits the optional disclosure of probable and possible reserves. From time to time, we elect to use “probable” reserves and “possible” reserves. The SEC defines “probable” reserves as “those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.” The company has applied these definitions in estimating probable and possible reserves. Statements of reserves are only estimates and may not correspond to the ultimate quantities of oil and gas recovered. Any reserve estimates provided in this press release that are not specifically designated as being estimates of proved reserves may include estimated reserves not necessarily calculated in accordance with, or contemplated by, the SEC’s reserves reporting guidelines. Investors are urged to consider closely the disclosure in our SEC filings that may be accessed through the SEC’s website at www.sec.gov.

ATTACHMENT 1

CONSOLIDATED STATEMENT OF OPERATIONS

(in millions)	Quarter ended December 31, 2013	Year ended December 31, 2013
Refining, distribution and marketing revenues	$749.5	$778.1
Commodity, marketing and logistics revenues	5.2	100.2
Oil and gas sales	1.7	7.7

Total operating revenues	756.4	886.0
Cost of revenues, including operating expenses	(768.0)	(876.2)
Lease operating expense	(1.5)	(5.6)
Depreciation, depletion and amortization	(3.0)	(6.0)
Trust litigation and settlements	(0.5)	(6.2)
General and administrative expense	(9.1)	(21.5)
Acquisition and integration costs	(2.8)	(9.8)

Operating loss	(28.5)	(39.3)
Interest expense and financing costs, net	(9.7)	(19.5)
Other income	—	0.8
Change in value of common stock warrants	(3.5)	(10.1)
Gain on derivative instruments, net	—	0.4
Loss from unconsolidated affiliates	(1.2)	(2.9)

Loss before income taxes	(42.9)	(70.6)
Income tax expense	0.7	—

Net loss	$(42.2)	$(70.6)

RECONCILIATION OF NON-GAAP NUMBERS

Below is a reconciliation of net loss as presented in accordance with United States generally accepted accounting principles (GAAP) to Adjusted EBITDA (a non-GAAP financial measure) as required under Regulation G of the Securities and Exchange Act of 1934:

(in millions)	Quarter ended December 31, 2013	Year ended December 31, 2013
Adjusted EBITDA	$(22.2)	$(16.1)
Change in value of common stock warrants	(3.5)	(10.1)
Loss from unconsolidated affiliate	(1.2)	(2.9)
Acquisition and integration costs	(2.8)	(9.8)
Trust litigation and settlements	(0.5)	(6.2)

EBITDA	(30.2)	(45.1)
Interest expense and financing costs, net	(9.7)	(19.5)
Depreciation, depletion and amortization expense	(3.0)	(6.0)
Income tax benefit	0.7	—

Net loss	$(42.2)	$(70.6)

Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. However, we believe Adjusted EBITDA is a useful supplemental financial measure to assess:

•	The financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	The ability of our assets to generate cash to pay interest on our indebtedness; and

•	Our operating performance and return on invested capital as compared to other companies without regard to financing methods and capital structure.

Adjusted EBITDA has limitations as an analytical tool and should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations to using Adjusted EBITDA as an analytical tool include:

•	Adjusted EBITDA does not reflect the Company’s current or future requirements for capital expenditures or capital commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements necessary to service interest or principal payments on, the Company’s debt;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Reconciliation of PV-10 to the Standardized Measure

The company does not expect to be taxable or pay cash income taxes based on its available net operating loss (“NOL”) carryforwards and additional net tax assessments generated in the development of its reserves. In addition, Piceance is a pass-through entity and is not taxable for federal income tax purposes. As such, for both the company and Piceance, the standardized measure does not include an income tax provision, thus the PV-10 amount is the same as the standardized measure.

PV-10 is the estimated present value of the future net revenues from our estimated proved natural gas and oil reserves before income taxes discounted using a 10% discount rate. PV-10 is considered a non-GAAP financial measure under SEC regulations because it does not include the effects of future income taxes, as is required in computing the standardized measure of discounted future net cash flows. We believe the PV-10 is an important measure that can be used to evaluate the relative significance of our oil and gas properties and that PV-10 is widely used by securities analysts and investors when evaluating oil and gas companies. Because many factors are unique to each individual company impact the amount of future income taxes to be paid, the use of a pre-tax measure provides greater comparability of assets when evaluating companies. We believe that most other companies in the oil and gas industry calculate PV-10 on the same basis. PV-10 is computed on the same basis as the standardized measure of discounted future net cash flows but without deducting income taxes.